                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.









                                     (LOGO)







John A. Sample
123 W Main Street
Anytown, AL 19004-3128






                                                                 XXXX 00, 2001



Dear Investor,

     Thank you for your interest in American Business Financial Services, Inc.'s ( ABFS ) Investment Notes program! Enclosed please find the Prospectus that you requested. This replaces the Prospectus dated May 11, 2001. The current Rate Supplement is also enclosed.

     An ABFS Investment Note may be a good way for you to add a fixed-rate investment to your overall portfolio. And, investing is as easy as 1 - 2 - 3!

     1. Read the current Prospectus, including "Risk Factors", carefully prior to investing.
     2. Review the Rate Supplement and choose the rate and term that best suits your investment objectives.
     3. Complete the Investor Order Form and return it with your check made payable to "American Business Financial Services, Inc." in the enclosed postage-paid envelope.

     Again, we thank you for your interest. If you have any further questions, please call us toll-free at 1-800-776-4001.


Sincerely,





/s/ Jerry Rappaport                           /s/ Ray Bucceroni
----------------------                        ----------------------
Jerry Rappaport                               Ray Bucceroni
Senior Vice President                         Senior Vice President


*Interest rate is compounded daily based on a 365-day year. The effective annual yield assumes all interest is invested for 365 days. Rates offered are available through XXXX 00, 2001. You may obtain an additional copy of the Prospectus, dated XXX XX, 2001, free of charge from American Business Financial Services, Inc. by calling 1-800-776-4001.

Investment Notes and Money Market Notes represent obligations of ABFS and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.













                                     (LOGO)









John A. Sample
123 W Main Street
Anytown, AL 19004-3128






                                                                 XXXX 00, 2001


Dear Investor,

     Enclosed please find our current Prospectus dated XXXX XX, 2001, which contains updated financial information and the Rate Supplement. This replaces the Prospectus dated May 11, 2001.

     An ABFS Investment Note may be a good way for you to add a fixed-rate investment to your overall portfolio. And, investing is as easy as 1 - 2 - 3!

     1. Read the current Prospectus, including "Risk Factors", carefully prior to investing.
     2. Review the Rate Supplement and choose the rate and term that best suits your investment objectives.
     3. Complete the Investor Order Form and return it with your check made payable to "American Business Financial Services, Inc." in the enclosed postage-paid envelope.

     Again, we thank you for your interest. If you have any further questions, please call us toll-free at 1-800-776-4001.


Sincerely,


/s/ Jerry Rappaport                   /s/ Ray Bucceroni
------------------------              ---------------------
Jerry Rappaport                       Ray Bucceroni
Senior Vice President                 Senior Vice President



*Interest rate is compounded daily based on a 365-day year. The effective annual yield assumes all interest is invested for 365 days. Rates offered are available through XXXX 00, 2001. You may obtain an additional copy of the Prospectus, dated XXX XX, 2001, free of charge from American Business Financial Services, Inc. by calling 1-800-776-4001.

Investment Notes and Money Market Notes represent obligations of ABFS and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                                INVESTMENT NOTES

                               INVESTOR ORDER FORM

                       PLEASE PLACE COMPLETED FORM IN THE
                                ENCLOSED ENVELOPE

              INVESTOR: Please indicate your investment order below
                         (Fill in all terms and amounts)

Investment Notes
-------------------------------------------------------------------------------------------------------------
Please enclose a check for the purchase         Please check one of the following interest
of an American Business Financial Services,     payment options:
Inc. Investment Note(s). ($1,000 minimum
per note) Indicate the amount you wish to       (If no interest option is checked, interest
invest for each term selected below:            will be compounded daily and paid at maturity).
                                                [ ] Compound interest daily and pay interest.
Term              Amount $                          (Available on maturities of 12 months or longer)
----------------  -------------------------         [ ] Monthly [ ] Quarterly [ ] Semi-Annually [ ] Annually
                                                    Select method of interest payment:
Term              Amount $                          [ ] By Check
----------------  -------------------------         [ ] Transfer to ABFS Money Market Investment Notes.
                                                        Account Number:_______________________________
Term              Amount $                          [ ] By automatic transfer to Investor's Bank (If this
----------------  -------------------------             option is chosen, investor must attach voided check
                                                        or deposit slip for account selected to receive
Term              Amount $                              transfer.)
----------------  -------------------------     [ ] Compound interest daily and pay at maturity.

TOTAL amount of INVESTMENT NOTE(s)
purchase: $
           ------------------

Rates established at the date of purchase and set forth in the current Prospectus and Rate Supplement are fixed until maturity.

Money Market Notes
-------------------------------------------------------------------------------
Please enclose a check for the purchase of an American Business Financial Services, Inc. Investment Money Market Note(s). Initial Rate is established at the date of purchase as set forth in the current Prospectus and Rate Supplement and is subject to change. The interest rate paid on the Money Market Notes is subject to change from time to time at the Company's sole discretion provided that such rate shall not be reduced below 4% per year.

TOTAL amount of MONEY MARKET NOTE(s) purchase: $______________ (Minimum $1,000)
-------------------------------------------------------------------------------
These Notes are not certificates of deposit or other obligations of or guaranteed by a depository institution. The payment of principal and interest on the Notes is not insured or guaranteed by the FDIC or any other governmental agency.

      INVESTOR: Please print all information below to complete your order.

Registration Information
-------------------------------------------------------------------------------

Registered Owner                                         SSN/EIN
-------------------------------------------------------------------------------

Joint Owner (If applicable)                              SSN
-------------------------------------------------------------------------------

Telephone Number (Include area code)                     Date of Birth
-------------------------------------------------------------------------------

Street Address                                           E-mail Address
-------------------------------------------------------------------------------

City                                  State              Zip
-------------------------------------------------------------------------------

Beneficiary Name (If applicable)                         Beneficiary SSN
-------------------------------------------------------------------------------

Custodian's Name (Only one allowed by Law)
-------------------------------------------------------------------------------

Minor's Name*                                            Minor's SSN
-------------------------------------------------------------------------------
*Under the Uniform Transfers to Minors Act

Signature Verification
-------------------------------------------------------------------------------
Under penalties of perjury, I certify that:
1. The social security number shown on this form is correct.
2. I am not subject to backup withholding, either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding. (Only cross out subpart (2) if you are subject to backup withholding.)
3. I am a bona fide resident of the state listed above.
4. I have received a copy of the Prospectus dated XXXX XX, 2001.

Signature of Registered Owner                            Date
-------------------------------------------------------------------------------

Joint Signature (If Applicable)                          Date
-------------------------------------------------------------------------------

Payment Instructions
-------------------------------------------------------------------------------
Please make checks payable to: American Business Financial Services, Inc.
P.O. Box 11716 o Philadelphia, PA 19101-9928
                                                (LOGO) AMERICAN BUSINESS
                                                       FINANCIAL SERVICES, INC.
This application is neither an offer to sell nor an offer to buy Subordinated Investment Notes. Such an offer can only be made by Prospectus accompanied by a Rate Supplement.

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                                INVESTMENT NOTES

                                 RATE SUPPLEMENT

                              PROSPECTUS SUPPLEMENT
                                 DATED 00/00/01






  |--------------------------------------------------------------------------|
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |                                                                          |
  |--------------------------------------------------------------------------|

    Minimum Investment for Investment Notes and Money Market Notes is $1,000


  AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI)

An offer can only be made by the Prospectus dated XXX XX, 2001, delivered in conjunction with this Rate Supplement dated XXXX 00, 2001. See "Risk Factors" for a discussion of certain factors which should be considered in connection with an Investment in the Notes. *The Effective Annual Yield assumes all interest reinvested daily at the stated rate. The rates for the Investment Notes are available through XXXX 00, 2001. The interest rate paid on the Money Market Notes is subject to change from time to time at the Company's sole discretion provided that such rates shall not be reduced below 4% per year. Written notice of any decrease in rate will be provided to holders of such notes at least 14 days prior to the effective date of the change. No notice will be provided in connection with an increase in the interest rate paid on such notes. You may obtain an additional copy of the Prospectus dated XXX XX, 2001 free of charge from American Business Financial Services, Inc. by calling (800) 776-4001.

        Investment Notes and Money Market Notes represent obligations of
      ABFS and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.


            (LOGO) AMERICAN BUSINESS            For information,
                   FINANCIAL SERVICES, INC.   call 1-800-776-4001

BalaPointe Office Centre   111 Presidential Boulevard    Bala Cynwyd, PA 19004
                               www.ABFSonline.com